EXHIBIT 99.1

Portions of this presentation contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects.
Forward-looking statements are generally accompanied by words such as “estimate”, “project”, “predict”, “will”, “anticipate”, “plan”,
“intend”, “believe”, “expect” or similar expressions that convey the uncertainty of future events or outcomes.  You should not place undue reliance on these forward-looking statements.  Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, whether as a result of new
information, future events or otherwise.

Certain risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A of Occidental’s 2006
Annual Report on Form 10-K.

Reconciliations to GAAP are provided at www.oxy.com for
Worldwide Production and Proved Reserves, Profitability, Free Cash
Flow per BOE, Core Results, Debt to Capitalization, Chemicals Profit
Margins as a Percentage of Sales, and Chemicals Operations Free
Cash Flow.

Occidental Petroleum Corporation

2007 Annual Stockholders Meeting

Dr. Ray R. Irani

Chairman, President and Chief Executive Officer

All of us here today share a strong interest in Oxy’s performance. In fact, performance is at the heart of every decision we make at Oxy.

This morning, I’m going to review the highlights of our 2006 performance and tell you about some of our current initiatives to enhance future stockholder value.

The Pursuit of Excellence

But first, I want to pay tribute to our management team, and our employees worldwide. Together, they provide the focus and energy that drive the company forward.

The Pursuit of Excellence

Their commitment to operational and financial excellence, together with their commitment to high standards of social responsibility, have not only won Oxy a lot of fans on Wall Street, but also on Main Street.

The Pursuit of Excellence

I want to express my personal gratitude, to our entire Board of Directors, and to all our employees for a job well done.

Consistent Performance

“Same old Oxy story!

Consistent, great performance.”

Wall Street Analyst

2006 was another year of record achievements. Anyone can have a good year or two, but what really attracts Wall Street’s attention is consistently strong performance over the long term.

Following a recent meeting, an analyst from an investment firm made the following remark, “Same old Oxy story. Consistent, great performance.” He went on to say that while he monitors a company’s quarterly and annual results, “what really tells the story is the trend in performance over a multi-year period.”

The Oxy Transition 1990–2006

Asset Mix

1990

1995

2000

2005

2006

Oil and Gas

17%

29%

72%

68%

72%

Chemicals

23%

52%

28%

31%

27%

Others

60%

19%

-

1%

1%

Total

100%

100%

100%

100%

100%

Those of you who were Oxy stockholders and employees in 1990 will remember that we had a much different mix of businesses than we have today. In 1990, oil and gas accounted for only 17 percent of our asset mix, compared to 72 percent in 2006.

These changes were the direct result of our restructuring program to replace a collection of under-performing businesses with long-lived oil and gas assets and build an excellent chemical business.

Today, Oxy is a highly focused company with two core businesses where the emphasis is on consistent performance.

Let’s look at some examples that illustrate that point.

The Oxy Transformation 1990–2006

Core
Results

($Millions)

191

1990

752

1995

1,361

2000

3,732

2005

4,349

2006

Core profit results, which excludes certain items, increased from $191 million in 1990 to $4.3 billion last year.

The Oxy Transformation 1990–2006

Debt Reduction

Including Preferred Stock

($Millions)

8,070

1990

6,941

1995

6,356

2000

3,019

2005

2,890

2006

During the same period, our total debt of $8 billion in 1990 was reduced by approximately 65 percent to less than $3 billion in 2006.

The Oxy Transformation 1990–2006

Stockholders’
Equity

($Billions)

4.11

1990

4.63

1995

4.77

2000

15.09

2005

19.25

2006

Stockholders’ equity grew by nearly 370 percent since 1990 to $19.2 billion at the end of last year.

The Oxy Transformation 1990–2006

Oil and Gas
Production

(Thousands BOE/Day)

304

1990

401

1995

461

2000

526

2005

601

2006

Our restructuring program resulted in the timely doubling of our oil and gas production, which has allowed us to reap the benefits of strong oil prices in recent years.

The Oxy Transformation 1990–2006

Proved Reserves

(Billions BOE)

1.18

1990

1.34

1995

2.17

2000

2.61

2005

2.90

2006

We have met the challenge of replacing our reserves at a pace well ahead of our rising production. At the end of 2006, proved reserves were nearly two-and-one-half times those at the end of 1990.

The Oxy Transformation 1990–2006

Stock Price

Post Split Basis

($/Share)

9.19

1990

10.69

1995

12.13

2000

39.94

2005

48.83

2006

If you had purchased Oxy stock at $9.19 per share in 1990, the value of your investment appreciated by more than 400 percent to $48.83 per share at the end of 2006. In addition, Oxy’s cumulative dividend payments for those years totaled $8.52 per share.

The Oxy Transformation 1990–2006

Stock Market Value

($Millions)

5,466

1990

6,793

1995

8,972

2000

32,121

2005

41,013

2006

From 1990 through 2006, Oxy’s stock market value grew by 650 percent to $41 billion. Today, the market value exceeds $43 billion.

OXY

OXY
Anadarko
MARATHON
EXXON
Chevron
devon
APACHE
ENCANA
ConocoPhillips
HESS

2006 Profitability

$/Barrel of Oil
Equivalent

19.95

OXY

19.44

APC

15.86

MRO

14.89

XOM

14.88

CVX

14.07

DVN

13.75

APA

13.33

ECA

13.17

BP

11.72

COP

11.09

HES

One of the key indicators of the consistently strong performance of our oil and gas business is profitability per barrel of oil equivalent. Last year, Oxy’s profit per barrel of oil equivalent of $19.95 led our peer group for the eighth consecutive year.

OXY
APACHE
Anadarko
EnCana
ConocoPhillips
Chevron
EXXON
MARATHON
devon
HESS

1999 - 2006 Profitability

8 Year Average

($/Barrel of Oil
Equivalent)

12.11

OXY

10.25

APA

9.31

APC

9.28

ECA

9.00

COP

8.58

CVX

8.06

XOM

7.98

MRO

7.90

BP

7.78

DVN

4.98

HES

Our average profit of $12.11 per equivalent barrel over the eight years from 1999 through 2006 was 46 percent higher than the combined average of $8.31 per barrel of our competitors.

OXY
EXXON
MARATHON
Chevron
Anadarko
ConocoPhillips
EnCana
Apache
HESS
devon

2006 Free Cash Flow

$/Barrel of Oil
Equivalent

16.86

OXY

11.74

XOM

11.62

MRO

9.81

CVX

9.47

APC

8.53

COP

7.66

BP

1.75

ECA

1.71

APA

1.71

HES

1.28

DVN

Oxy also has led the industry for eight consecutive years in free cash flow per barrel. Last year, our cash flow per barrel of oil equivalent of $16.86 was 158 percent higher than our competitors’ average of $6.53.

OXY
MARATHON
ConocoPhillips
Chevron
EXXON
APACHE
devon
HESS
Anadarko
EnCana

1999 - 2006 Free Cash Flow

8 Year Average

($/Barrel of Oil
Equivalent)

11.17

OXY

7.17

MRO

7.01

COP

6.60

CVX

6.48

XOM

5.89

BP

4.61

APA

4.36

DVN

4.35

HES

2.56

APC

0.05

ECA

Oxy’s average free cash flow of $11.17 per equivalent barrel from 1999 through 2006 was 129 percent higher than the industry average of $4.91 per barrel.

Our ability to generate top quartile cash flow per barrel gives us the flexibility and financial leverage to compete successfully for new, high potential investment opportunities.

Core Results

$ Millions

1,003

2002

1,599

2003

2,299

2004

3,732

2005

4,349

2006

Oxy’s core profit results rose to an all-time high in 2006, more than quadrupling over the last five years.

Cash From Operations

$ Millions

2,100

2002

3,074

2003

3,878

2004

5,337

2005

6,353

2006

Cash flow from operations also hit an all-time high of $6.4 billion in 2006. This is the fifth consecutive year in which core profit results and operating cash flow reached new highs.

Debt-to-Capitalization Ratio

Percentage

43

2002

37

2003

27

2004

17

2005

13

2006

10

3/2007

We ended 2006 with the strongest balance sheet in the company’s history as total debt declined for the sixth consecutive year. At the end of last year, our debt-to-capitalization ratio was at an all-time year-end low of 13 percent.

Additional debt reduction so far this year has further reduced that ratio to 10 percent at the end of the first quarter.

Dividend Rate per Common Share

$/Share at Year-End

0.50

2002

0.52

2003

0.55

2004

0.72

2005

0.88

2006

Over the past five years, the Board of Directors has increased the year-end dividend payout rate by a total of 76 percent. The Board will continue to review the dividend policy annually as part of our commitment to produce superior total returns for our stockholders.

Stockholders’ Equity

$ Billions

6.32

2002

7.97

2003

10.60

2004

15.09

2005

19.25

2006

Stockholders’ equity also reached new highs in each of the last five years, rising to $19.2 billion at the end of 2006. That’s an increase of more than 241 percent since the beginning of 2002.

Oxy Year-End Closing Stock Price

$/Share

8.44

1998

10.81

1999

12.13

2000

13.27

2001

14.23

2002

21.12

2003

29.18

2004

39.94

2005

48.83

2006

The most important measure of performance is our stock price. Our 2006 year-end closing stock price of $48.83 per share, after adjusting for our two-for-one stock split last August, was the highest year-end stock price in Oxy’s history. That was 22 percent higher than the previous record of $39.94 set in 2005.

Comparative Total Returns

Oxy

S&P 500 E&P Oil & Gas

S&P 500 Integrated Oil Gas

S&P 500

$500

$400

$300

$200

$100

$0

2001

2002

2003

2004

2005

2006

$415

$295

$225

$135

This chart compares Oxy’s cumulative total return to stockholders with the cumulative total return of the Oil & Gas Exploration & Production Index, the Integrated Oil & Gas Index and the overall S&P 500 Index.

If you invested $100 in Oxy stock at year-end 2001, the value of your investment would have grown to $415 by the end of 2006.

A $100 investment in the Exploration & Production Index would have resulted in a return of $295.

By comparison, your $100 investment in the Integrated Oil Index would have yielded $225 over the same period.

And, if you had invested $100 in the overall S&P 500 Index, your investment would have been worth only $135 after the same five years.

Maintain Strategic Focus

Stay focused on the future

Create superior value for stockholders

Deliver on key metrics

Stick with current strategy

Balance profits with growth

While all of us can take pride in our past achievements, our focus must be on the future.

We believe that we will continue creating superior value for our stockholders by sticking with our business strategy of balancing profitability with growth, and remaining focused on the key metrics that drive our business.

Our consistent improvement over the years clearly shows that we have had the right strategy in place and a strong team to make it work.

We believe continued focus on balancing profits with growth will enable us to keep delivering the kind of strong, consistent results that you expect of us.

Worldwide Oil and Gas

Oxy Areas

California

Colombia

Libya

Kansas/Oklahoma

Texas/New Mexico

Argentina

Oman

Yemen

Qatar

UAE

The key to our oil and gas strategy is concentrating on geographic areas where we have competitive advantages. Right now, that means the United States, the Middle East/North Africa region and Latin America.

Our assets are large and long-lived, and we expect to see combined production from these core areas grow at a compounded annual growth rate of 5 to 8 percent through 2010.

U.S. Operations

California

New

Mexico

Colorado

Kansas

Oklahoma

Texas

2006 net production

367,000 equivalent barrels/day

61% of worldwide total

Oxy Blocks

Last year, U.S. production averaged 367,000 barrels of oil equivalent per day, which was 61 percent of our total worldwide production. The yellow areas show the location of Oxy properties in California, Colorado, Kansas, New Mexico, Oklahoma, and Texas.

As we continue to grow our international business, one of our goals is to maintain a strong U.S. base that will account for a minimum of 50 percent of our worldwide reserves and production. A dominant U.S. base gives Oxy a lower risk profile than other international oil and gas companies.

California Operations

California

Elk Hills

THUMS

Los Angeles

2006 net production

129,000 equivalent
barrels/day

21% of worldwide total

As you can see, we have a significant presence in California where our production averaged 129,000 equivalent barrels per day last year. In 2006, California contributed 21 percent of our worldwide production. As we look ahead in 2007 and beyond, we plan to aggressively pursue the exploitation of the California properties we acquired last year.

Texas / New Mexico Operations

New

Mexico

Oklahoma

Texas

Permian

Basin

2006 net production

199,000 equivalent barrels/day

33% of worldwide total

Oxy Blocks

Last year, our Texas and New Mexico operations produced an average of 199,000 equivalent barrels per day, which is about one-third of our daily worldwide production.

We have repeatedly stressed our intentions to continue with our consolidation initiatives in the Permian Basin, in Texas, and New Mexico. As you can see from the oil and gas producing properties highlighted in the box, we have a strong position in the Permian Basin.

Our size and infrastructure in Texas and New Mexico give us significant economies of scale, and make us a natural regional consolidator.

BP Transactions

New

Mexico

Oklahoma

Texas

Permian

Basin

Consistent with our strategy of focusing on core areas, we just announced several transactions with BP.

First, Oxy will acquire BP’s West Texas pipeline system in the Permian Basin and BP will acquire Oxy’s interests in Pakistan, currently operated by BP.

BP Transactions

New

Mexico

Oklahoma

Texas

Permian

Basin

BP Locations

Oxy Blocks

Second, in an asset exchange with BP, Oxy will receive certain of BP’s oil and gas interests in the Permian Basin and BP’s interest in the Sheep Mountain CO2 field and related infrastructure. BP will receive Oxy’s Horn Mountain interest in the deepwater Gulf of Mexico, currently operated by BP. Of course, these transactions are subject to government approvals.

When these transactions close in the third quarter, they will further strengthen Oxy’s industry-leading position in Texas by adding net production of approximately 8,000 equivalent barrels per day and proved reserves of 39 million equivalent barrels.

BP Transactions

New

Mexico

Oklahoma

Texas

Permian

Basin

Cushing

BP Locations

BP Pipelines

Oxy’s Centurion Pipelines

Oxy Blocks

Furthermore, the addition of the new pipelines to our current Permian pipeline assets, as shown in blue on this chart, will give us a total of 3,844 miles of pipelines in the region with a capacity to transport approximately 190,000 barrels of oil per day from the Permian Basin to the market center at Cushing, Oklahoma.

The Sheep Mountain property in Colorado will strengthen Oxy’s position as a leader in CO2 enhanced oil recovery in the Permian.

Middle East and North Africa
Operations

Libya

Qatar

UAE

2006 net production

119,000 equivalent barrels/day

20% of worldwide total

Let’s now turn to our operations in the Middle East and North Africa.

In 2006, Oxy’s net production from this region totaled 119,000 equivalent barrels per day and accounted for 20 percent of our worldwide total.

Production from this region is going to increase significantly this year with the start up of the giant Dolphin natural gas project.

Dolphin Operations

Export Line

Sea Lines

Existing Lines

Dolphin
Al Ain-Fujairah
Line

Qatar

Ras

Laffan

United Arab Emirates

Doha

Abu Dhabi

Dubai

Arabian Gulf

The Dolphin Project is one of the largest projects of its kind in the world.

The gas will be produced from the world’s largest natural gas field offshore Qatar. It will be transported to the processing plant at Ras Laffan in Qatar, which is one of the largest facilities of its kind.

The 230-mile long pipeline has been fully tested. Currently, about 300 million cubic feet per day of gas supplied by a third-party is moving through the pipeline to markets in Dubai. We expect Dolphin gas to begin flowing to the market in July, with full-scale production building to an initial two billion cubic feet per day around year-end. To give you a perspective of this volume, it is about equal to a third of the average daily natural gas used in all of California.

And, I would like to remind everyone that this project should generate a steady stream of cash and earnings for the next 25 years.

New Middle East Proposals

Libya

Qatar

UAE

In addition, as you may have read in the press, we have recently submitted proposals for the development of two major gas fields in the United Arab Emirates. Abu Dhabi has the fifth largest gas reserves in the world. This project has been reported to require an estimated total future capital investment of $10 billion with production estimated at well over a billion cubic feet per day for 25 to 30 years.

We are also in the advanced stages of negotiations on other large oil and gas development projects in our core Middle East/North Africa region.

Oman Operations

Yemen

Arabian Gulf

Saudi Arabia

Mukhaizna
Field

Block 54

Block 9

Block
27

Arabian Sea

Gulf of
Oman

Muscat

Salalah

Oman

Oxy Blocks

2006 net production

23,000 equivalent
barrels/day

Mukhaizna Field

Gross investment

$3.8 billion

Increase gross production
   to 150,000 barrels/day

Oxy 2007 investment

$400-$450 million

In Oman, we have laid a strong foundation for future growth that has been built around our operations in Blocks 9 and 27 in the northern part of the country. Oxy’s 2006 net production from Oman averaged 23,000 equivalent barrels per day.

In September 2005, the Government of Oman awarded Oxy a contract to operate the giant Mukhaizna heavy oil field.

Along with our partners, we plan to invest approximately $3.8 billion to increase Mukhaizna’s gross production, which is currently averaging about 11,000 barrels per day to 150,000 barrels per day within the next few years.

Work on the Mukhaizna field remains on track. This year, Oxy expects to invest between $400 and $450 million in this important project.

In 2006, we were awarded Block 54. This exploration Block has characteristics similar to the adjacent Mukhaizna field.

Libya Operations

Algeria

Niger

Chad

Sudan

Egypt

Tunisia

Libya

Tripoli

Benghazi

Mediterranean Sea

Oxy Blocks

Oxy acreage position

30 million acres

2006 net production

23,000 equivalent
barrels/day

2007 exploration

Drill 14-16 wells

10-12 onshore

We are excited about the opportunities in Libya where we control approximately 30 million acres. If you consolidated all of these blocks, you would fill a portion of Texas larger than the Permian Basin.

Last year, production from our historic fields averaged 23,000 barrels of oil per day. But our real excitement surrounds Libya’s exploration potentials. We plan to drill between 14 and 16 exploration wells this year with 10 to 12 wells onshore and the remaining 4 wells offshore. This effort is the most extensive exploration initiative in Oxy’s history, and we are impressed with the quality of the prospects.

We also have begun commercial negotiations with Libyan officials for a large enhanced oil recovery project following a favorable review of our comprehensive technical proposal.

Latin America Operations

Argentina

Colombia

Oxy Blocks

2006 net production

72,000 equivalent
barrels/day

12% of worldwide total

Let’s now turn to Latin America where our primary focus is on operations in Argentina and Colombia. As you all know, Latin America has been experiencing a great deal of political turmoil and social unrest during the last several years. However, Colombia and Argentina have two of the most stable governments in the region.

Last year, our operations in Argentina and Colombia accounted for combined average production of 72,000 equivalent barrels per day net to Oxy, or about 12 percent of our worldwide total.

Colombia Operations

Peru

Colombia

Ecuador

Brazil

Venezuela

Coveñas

La Cira Infantes

Caño

Limón

2006 net production

33,000 equivalent
barrels/day

Caño Limón decline
  substantially offset

La Cira Infantas Field

Oxy Blocks

In Colombia, we have been able to substantially offset declining production at the Caño Limón field through skillful reservoir management and modest exploration success in adjacent fields. Oxy’s net 2006 production from Colombia averaged 33,000 barrels per day.

Last year, we successfully completed an enhanced oil recovery pilot project at the La Cira Infantas field. We are currently implementing an aggressive development program for the entire field.

Argentina Operations

San Jorge Basin

Cuyo Basin

Neuquen Basin

Argentina

Uruguay

Brazil

2006 net production

36,000 equivalent
barrels/day

Identified 700 drilling sites

Drill 190 new wells in 2007

2011 net production target

70,000 barrels/day

Oxy Blocks

Our Argentina assets, which we acquired in January 2006, contributed net production of 36,000 equivalent barrels per day.

We have identified at least 700 new drilling locations targeting proved, undeveloped reserves. We plan to drill 190 new wells this year, and carry out an aggressive drilling program for at least the next five years.

During that period, we expect to increase production to approximately 70,000 barrels per day.

Nova
Lyondell
Dow
Westlake
Olin
Georgia Gulf
Eastman
Huntsman
Celanese
FMC
Rohm & Haas
Air Products

Chemicals Profit Margins

2006 Operating Profits

as Percent of Sales

OxyChem
18.7

4.7

7.8

9.6

12.6

4.9

6.4

9.0

7.1

11.5

14.0

13.4

13.0

Let’s turn briefly to our chemical business, which compares favorably with our chemical industry peers.

Like our oil and gas operations, our chemical business is focused on optimizing profitability and cash flow from large core assets where we have economies of scale. We aggressively manage our costs and maintain a disciplined capital spending program.

As a result, OxyChem’s 2006 operating profit as a percent of sales is the highest among our chemical industry peers. OxyChem’s profit margin of 18.7 percent was nearly double the average profit margin of 10.2 percent for our competitors.

Chemicals Operations Free Cash
Flow

$ Millions

245

2002

305

2003

505

2004

855

2005

910

2006

We are particularly pleased that our chemical business consistently generates strong cash flow in excess of its capital expenditures. Last year this business had excellent performance and generated more than $900 million of cash after capital expenditures.

OXY

EDWARDS

Bank of America

citi

CREDIT SUISSE

Deutsche Bank

Goldman Sachs

Howard Weil Incorporated

Merrill Lynch

OPPENHEIMER

Prudential

RAYMOND JAMES

SIMMONS & COMPANY INTERNATIONAL

UBS

Wall St Access

“Buy” Oxy Stock

A.G. Edwards

Buy

Bank of America

Buy

Citigroup

Buy

Credit Suisse

Buy

Deutsche Bank

Buy

Goldman Sachs

Buy

Howard Weil

Buy

Merrill Lynch

Buy

Oppenheimer & Co.

Buy

Prudential

Buy

Raymond James

Buy

Simmons & Co.

Buy

UBS

Buy

Wall Street Access

Buy

Throughout this presentation you have seen clear evidence of Oxy’s consistently strong performance that has attracted the attention of the financial community.

We are pleased to share with you that 14 influential research analysts, who represent highly respected investment firms, currently have a “buy” recommendation on Oxy stock.

These endorsements represent votes of confidence in Oxy’s ability to continue delivering strong results in the future.

Recognition

“Today’s CFOs must keep one eye on the big
picture and the other on the smallest details.
Here are the CFOs with the sharpest vision . . .”

Steve Chazen

Top Ranked

Oil & Gas Industry
CFO

There is other evidence that speaks to Oxy’s credibility with investors. Earlier this year, Institutional Investor Magazine ranked Steve Chazen as the top chief financial officer in the oil and gas industry for the fourth consecutive year. The ranking was based on a survey of more than 800 financial analysts and portfolio managers representing 400 firms with total investments of $6.3 trillion dollars. Steve, the recognition is well-deserved.

Looking Ahead

Capture new growth opportunities

Improve quality and performance of the assets

Optimize profits and cash flow per barrel

Aggressively manage costs

Add cost-effective reserves and grow production

Maintain financial discipline

Remain focused on top quartile total returns

While we are pleased with our progress, we have a lot of work ahead of us in capturing new growth opportunities. World energy demand continues to grow rapidly. With little excess capacity, energy prices are likely to remain high and volatile. We expect to excel in this environment and to capture new growth opportunities.

We plan to continue improving the quality and performance of our assets. We will work to optimize our profits per barrel. We plan to aggressively manage our costs. We expect to keep adding cost-effective reserves and grow production. We will maintain financial discipline. And, we will remain focused on generating top quartile total returns for our stockholders.

I would now like to introduce Dr. Larry Meriage, who will present our social responsibility report. This will be the last time he will present this report. He is retiring later this year after 27 years with Oxy. For the past 7 years, he has served as our vice president of communications and public affairs. Larry, I want to thank you personally for your outstanding work, dedication and service to the company. And I wish you well as you go off to “live the good life.”

Occidental Petroleum Corporation: Core Results
Reconciliation to Generally Accepted Accounting Principles (GAAP)
($ Millions)
For the Years Ended December 31,
	1990		1995		2000		2002		2003		2004		2005		2006
Net Income	(1,695)		511		1,570		989		1,527		2,568		5,281		4,182
Significant Items Affecting Earnings
Oil and Gas
Restructuring / reorganization charges	(535)	*	(95)	*	-		-		-		-		-		-
Litigation settlements	-		(109)		-		-		-		-		-		-
Contract settlement	-		-		-		-		-		-		(26)		-
Hurricane insurance charge	-		-		-		-		-		-		(18)		-
Chemical
Restructuring / reorganization charges	(848)	*	(37)	*	-		-		-		-		-		-
Specialty write-downs	-		-		(140)		-		-		-		-		-
Write-off of plants	-		-		-		-		-		-		(159)		-
Hurricane insurance charge	-		-		-		-		-		-		(11)		-
Coal
Restructuring / reorganization charges	(300)	*	-		-		-		-		-		-		-
Corporate
Interest
Debt purchase expense	-		-		-		-		(61)		-		(42)		(31)
Trust preferred redemption charge	-		-		-		-		-		(11)		-		-
Other
Gain on sale of CanOxy	-		-		493		-		-		-		726		-
Gain on sale of Premcor/Valero	-		-		-		-		-		-		-		-
Gain on sale of Lyondell	-		-		-		-		-		-		140		90
Gain on Lyondell stock issuance	-		-		-		-		-		121		-		-
Loss on sale of Equistar investment	-		-		-		(242)		-		-		-		-
Restructuring / reorganization charges	(363)	*
Hurricane insurance charge	-		-		-		-		-		(15)		(10)		-
Litigation settlements	-		-		-		-		-		-		-		-
Equity investment hurricane insurance charge	-		-		-		-		-		-		(2)		-
Equity investment impairment	-		-		-		-		-		-		(15)		-
Litigation settlements	-		-		-		-		-		-		-		108
Taxes
Deferred tax write-off due to compensation program changes	-		-		-		-		-		-		-		(40)
State tax issue	-		-		-		-		-		-		(10)		-
Settlement of federal tax issues	-		-		-		-		-		47		619		-
Tax reserve reversals	167		-		-		-		-		-		335		-
Tax effect of pre-tax adjustments	-		-		(145)		406		21		(35)		(219)		(41)
Discontinued operations	-		-		-		(83)	*	36	*	162	*	238	*	(253)	*
Extraordinary items	(7)	*	-		1	*	-		-		-		-		-
Cumulative effect of accounting changes	-		-		-		(95)	*	(68)	*	-		3	*	-
Totals	(1,886)		(241)		209		(14)		(72)		269		1,549		(167)

Core Results	191		752		1,361		1,003		1,599		2,299		3,732		4,349

* Amounts shown after tax

Oil & Gas: Profitability
Reconciliation to Generally Accepted Accounting Principles (GAAP)
( Millions, except $/BOE)
For the Year Ended December 31, 2006
	Consolidated	Other
Reconciliation to Generally Accepted Accounting Principles (GAAP)	Subsidiaries	Interests	Worldwide
Revenues	$12,256	$223	$12,479
Production costs	2,365	149	2,514
Exploration expenses	295	1	296
Other operating expenses	600	8	608
DD&A	1,761	10	1,771
Pre-tax income	7,235	55	7,290
Income tax expense	2,911	11	2,922
Results of operations	$4,324	$44	$4,368
BOE Sales			219
Revenues			56.98
Production costs			11.48
Exploration expenses			1.35
Other operating expenses			2.78
DD&A			8.09
Pre-tax income			33.29
Income tax expense			13.34
Results of operations			19.95

Oil & Gas: Profitability
Reconciliation to Generally Accepted Accounting Principles (GAAP)
( Millions, except $/BOE)
Average For the Eight Years Ended December 31, 1999 - 2006
									8-Year
	1999	2000	2001	2002	2003	2004	2005	2006	Average
Revenues	$2,503	3,990	5,019	4,461	5,875	7,500	10,355	$12,479	$6,523
Production costs	452	785	1,031	1,064	1,225	1,497	1,927	2,514	1,312
Exploration expenses	75	94	184	176	138	215	335	296	189
Other operating expenses	170	215	215	222	344	398	502	608	334
DD&A	598	661	739	819	971	1,052	1,224	1,771	979
Pre-tax income	1,208	2,235	2,850	2,180	3,197	4,338	6,367	7,290	3,708
Income tax expense	366	1,051	1,006	718	1,129	1,507	2,341	2,922	1,380
Results of operations	$842	$1,184	$1,844	$1,462	$2,068	$2,831	$4,026	$4,368	$2,328
BOE Sales	156	174	181	192	202	207	207	219	192
Revenues									33.94
Production costs									6.83
Exploration expenses									0.98
Other operating expenses									1.74
DD&A									5.10
Pre-tax income									19.29
Income tax expense									7.18
Results of operations									12.11

Oil & Gas: Cash Flow
($ Millions, except $/BOE)
GAAP Reconciliation
Reconciliation to Generally Accepted Accounting Principles (GAAP)			2006
Occidental Petroleum Consolidated Statement of Cash Flows
Cash flow from operating activities			$6,353
Cash flow from investing activities			(4,383)
Cash flow from financing activities			(2,819)
Change in cash			$(849)
	Consolidated	Other
	Subsidiaries	Interests	Worldwide
FAS 69 GAAP Oil & Gas results of operations	$4,324	$44	$4,368
Depreciation, depletion & amortization	1,761	10	1,771
Exploration expense	295	1	296
Capital expenditures (excluding acquisitions)	(2,709)	(33)	(2,742)
Cash flow from operations	$3,671	$22	$3,693
Sales volumes (million BOE)			219
Cash flow per BOE			$16.86

Oil & Gas: Cash Flow
Reconciliation to Generally Accepted Accounting Principles (GAAP)
( Millions, except $/BOE)
Average For the Eight Years Ended December 31, 1999 - 2006
									8-Year
	1999	2000	2001	2002	2003	2004	2005	2006	Average
Occidental Petroleum Consolidated Statement of Cash Flows
Cash flow from operating activities	1,004	2,348	2,566	2,100	3,074	3,878	5,337	6,353
Cash flow from investing activities	1,632	(3,044)	(651)	(1,696)	(2,131)	(2,428)	(3,161)	(4,383)
Cash flow from financing activities	(2,517)	579	(1,814)	(461)	(513)	(821)	(1,187)	(2,819)
Change in cash	$119	$(117)	$101	$(57)	$430	$629	$989	$(849)
FAS 69 GAAP Oil & Gas results of operations	$842	$1,184	$1,844	$1,462	$2,068	$2,831	$4,026	$4,368	$2,328
Depreciation, depletion & amortization	598	661	739	819	971	1,052	1,224	1,771	979
Exploration expense	75	94	184	176	138	215	335	296	189
Capital expenditures (excluding acquisitions)	(405)	(713)	(1,089)	(930)	(1,127)	(1,607)	(2,190)	(2,742)	(1,350)
Cash flow from operations	$1,110	$1,226	$1,678	$1,527	$2,050	$2,491	$3,395	$3,693	$2,146
BOE Sales	156	174	181	192	202	207	207	219	192
Cash flow per BOE									$11.17
The computation of cash flow per BOE included in the denominator 2.1mmboe, 4.2 mmboe, 7.8 mmboe and 5.7 mmboe produced by Occidental that were subject to volumetric production payments for the years 2003, 2002, 2001 and 2000, respectively.

Occidental Petroleum Corporation
Reconciliation to Generally Accepted Accounting Principles (GAAP)
Debt / Capitalization Ratio
Expressed in $ Millions except Ratios
Current Maturities	31-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05	31-Dec-06	31-Mar-07
Long-term debt	206	23	459	46	171	449
Trust preferred securities	-	453	-	-	-	-
	206	476	459	46	171	449
Non-current Debt
Long-term debt	4,005	4,000	3,351	2,877	2,621	1,692
Unamortized debt discount	(8)	(7)	(6)	(4)	(2)	(1)
	3,997	3,993	3,345	2,873	2,619	1,691
Capital lease obligations	26	26	26	25	25	25
Subsidiary preferred stock	75	75	75	75	75	75
Trust preferred securities	455	-	-	-	-	-
DEBT	4,759	4,570	3,905	3,019	2,890	2,240
Capitalization
Debt (above)	4,759	4,570	3,905	3,019	2,890	2,240
Equity	6,318	7,970	10,597	15,091	19,252	20,217
CAPITALIZATION	11,077	12,540	14,502	18,110	22,142	22,457
RATIO	43%	37%	27%	17%	13%	10%

Chemical - Percent of Sales
Reconciliation to Generally Accepted Accounting Principles (GAAP)
For the Year Ended December 31, 2006
Amounts in $ Millions Except % of Sales
Sales
Oil and Gas	12,676
Chemical	4,815
Other	170
	17,661
Chemicals	$ AMT	% of Sales
Segment income	901
Less: significant items affecting earnings
None	-
Core earnings	901	18.7%

Chemicals Free Cash Flow
Reconciliation to Generally Accepted Accounting Principles (GAAP)
($ Millions)
	2002	2003	2004	2005	2006
Occidental Petroleum Consolidated Statement of Cash Flows
Cash flow from operating activities	2,100	3,074	3,878	5,337	6,353
Cash flow from investing activities	(1,696)	(2,131)	(2,428)	(3,161)	(4,383)
Cash flow from financing activities	(461)	(513)	(821)	(1,187)	(2,819)
Change in cash	(57)	430	629	989	(849)
Chemicals Free Cash Flow
Core earnings	175	225	415	775	901
Depreciation & amortization expense	180	203	243	251	260
Working capital and other	(3)	(3)	2	2	-
Capital expenditures (excluding acquisitions)	(107)	(120)	(155)	(173)	(251)
Free cash flow	245	305	505	855	910
Segment income	175	225	415	605	901
Less: significant items affecting earnings
Hurricane insurance charges	-	-	-	11	-
Write-off of plants	-	-	-	159	-
Core results	175	225	415	775	901

Occidental Petroleum Corporation

Proved Reserves

	Consolidated Subsidiaries			Other Interests			Worldwide
	Oil	Gas	BOE	Oil	Gas	BOE	Oil	Gas	BOE
Balance at Dec. 31, 2001	1,767	2,068	2,112	44	-	44	1,811	2,068	2,156
Revisions of previous estimates	1	(54)	(8)	(1)	-	(1)	-	(54)	(9)
Improved recovery	112	151	137	5	-	5	117	151	142
Extensions & discoveries	29	60	39	-	-	-	29	60	39
Purchases of proved reserves	56	59	66	2	-	2	58	59	68
Sales of proved reserves	(4)	(6)	(5)	-	-	-	(4)	(6)	(5)
Current year production	(137)	(229)	(175)	(8)	-	(8)	(145)	(229)	(183)
Balance at Dec. 31, 2002	1,824	2,049	2,166	42	-	42	1,866	2,049	2,208
Revisions of previous estimates	(1)	44	6	6	-	6	5	44	12
Improved recovery	85	70	97	4	9	6	89	79	102
Extensions & discoveries	30	597	130	6	-	6	36	597	136
Purchases of proved reserves	98	55	107	-	-	-	98	55	107
Sales of proved reserves	(8)	(9)	(9)	-	-	-	(8)	(9)	(9)
Current year production	(144)	(221)	(181)	(10)	-	(10)	(154)	(221)	(191)
Balance at Dec. 31, 2003	1,884	2,585	2,316	48	9	50	1,932	2,594	2,365
Revisions of previous estimates	8	241	48	5	(9)	3	13	232	51
Improved recovery	88	185	120	1	-	1	89	185	121
Extensions & discoveries	12	191	43	2	-	2	14	191	45
Purchases of proved reserves	39	7	40	(4)	-	(4)	35	7	36
Sales of proved reserves	-	(1)	(0)	-	-	-	-	(1)	(0)
Current year production	(142)	(233)	(181)	(9)	-	(9)	(151)	(233)	(190)
Balance at Dec. 31, 2004	1,889	2,975	2,386	43	-	43	1,932	2,975	2,428
Revisions of previous estimates	(18)	30	(13)	8	6	9	(10)	36	(4)
Improved recovery	107	131	129	-	-	-	107	131	129
Extensions & discoveries	46	427	117	1	-	1	47	427	118
Purchases of proved reserves	112	164	139	-	-	-	112	164	139
Sales of proved reserves	(8)	(3)	(9)	-	-	-	(8)	(3)	(9)
Current year production	(142)	(246)	(183)	(7)	(6)	(8)	(149)	(252)	(191)
Balance at Dec. 31, 2005	1,986	3,478	2,566	45	-	45	2,031	3,478	2,610
Revisions of previous estimates	22	(28)	17	(7)	8	(6)	15	(20)	12
Improved recovery	118	136	141	(1)	-	(1)	117	136	140
Extensions & discoveries	24	59	34	-	-	-	24	59	34
Purchases of proved reserves	254	435	326	-	-	-	254	435	326
Sales of proved reserves	(4)	(2)	(4)	-	-	-	(4)	(2)	(4)
Current year production	(166)	(268)	(211)	(7)	(8)	(8)	(173)	(276)	(219)
Balance at Dec. 31, 2006	2,234	3,810	2,868	30	-	30	2,264	3,810	2,897
Proved Developed Reserves
2002	1,475	1,740	1,765	34	-	34	1,509	1,740	1,799
2003	1,543	1,803	1,844	35	9	37	1,578	1,812	1,880
2004	1,539	1,839	1,846	37	-	37	1,576	1,839	1,883
2005	1,558	1,999	1,891	37	-	37	1,595	1,999	1,928
2006	1,788	2,718	2,241	23	-	23	1,811	2,718	2,264
Reserves-to-production ratio (YRS)
2002	13.3	8.9	12.4	5.3	-	5.3	12.9	8.9	12.1
2003	13.1	11.7	12.8	4.8	-	5.0	12.5	11.7	12.4
2004	13.3	12.8	13.2	4.8	-	4.8	12.8	12.8	12.8
2005	14.0	14.1	14.0	6.4	-	5.6	13.6	13.8	13.7
2006	13.5	14.2	13.6	4.3	-	3.6	13.1	13.8	13.2

OCCIDENTAL PETROLEUM CORPORATION

WORLDWIDE BASIS PRODUCTION

MBOE/D

	2006
	OIL	GAS	BOE	% of Total
California	86	256	129	21%
Permian	167	194	199	33%
Horn Mountain	12	7	13	2%
Hugoton / Other	3	138	26	4%
Total US	268	595	367	61%
Argentina	33	17	36	6%
Bolivia	-	17	3	0%
Colombia - 100%	38	-	38	6%
Colombia - MI	(5)	-	(5)	-1%
Latin America	66	34	72	12%
Oman	18	30	23	4%
Qatar	43	-	43	7%
Libya	23	-	23	4%
Yemen	29	-	29	5%
Yemen - Comeco	1	-	1	0%
Middle East / No Africa	114	30	119	20%
Pakistan	4	76	17	3%
Vanyoganneft	23	22	27	4%
Other Eastern	27	98	43	7%

Worldwide	475	757	601	100%